EXHIBIT 99

FOR IMMEDIATE RELEASE                                                                      Contact:   Paul Knopick

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ITRONICS GOLD'n GRO LIQUID FERTILIZERS REGISTERED FOR SALE IN SEVEN NORTHEASTERN STATES

RENO, Nevada, Febuary 8, 2005 – In a major strategic step to expand its business, Itronics Inc. (OTC BB: ITRO; Frankfurt and Berlin Stock Exchanges: ITG) today announced that its subsidiary, Itronics Metallurgical, Inc., has completed registration of one or more of its GOLD'n GRO products for sale in Delaware, Maryland, Massachusetts, New Jersey, New York, Pennsylvania and Rhode Island.

"Registration of the GOLD'n GRO liquid fertilizer products in these seven northeastern states is a major move forward in Itronics Metallurgical's business plan to geographically expand sales of the GOLD'n GRO fertilizers into all of the states where there is a viable market for these environmentally beneficial products," said Dr. John W. Whitney, Itronics President. "During the past two years we have test marketed the GOLD'n GRO products in the Retail Nursery and Landscape Maintenance markets in Rhode Island. We found that the products are competitive when purchased in bulk from the manufacturing plant in Reno, Nevada, and marketed by a qualified liquid fertilizer distributor in Rhode Island."

Itronics Metallurgical, Inc. is actively seeking qualified bulk liquid distributors to market the GOLD'n GRO liquid fertilizers in the Agricultural markets in New York State and New Jersey, and expects to complete its plan for distribution of GOLD'n GRO products in the Wholesale and Retail Nursery, and the Landscape Maintenance markets, in the seven northeastern states during the first half of 2005.

Itronics, through its subsidiary, Itronics Metallurgical, Inc., is the only company in the world with a "Beneficial Use Photochemical, Silver, and Water Recycling" facility that extracts more than 99 percent of the silver and virtually all the other toxic heavy metals from used photoliquids and converts the resulting liquids into environmentally beneficial, chelated, multinutrient liquid fertilizer products sold under the GOLD'n GRO trademark, and 5 troy ounce, 0.999 pure, Silver Nevada Miner numismatic bars. The environmentally friendly liquid fertilizers can be used for lawns and houseplants, and are available, along with GOLD'n GRO liquid fertilizer injectors, at the Company's "e-store" catalog at http://www.goldngro.com. The popular Silver Nevada Miner bars are available at the Company's "e-store" catalog at http://www.itromet.com ..

Headquartered in Reno, Nevada, Itronics Inc. is Nevada's leading "Beneficial Use Recycling" Company and a world leader in photochemical recycling. The Company also provides project planning and technical services to the mining industry. Dr. John Whitney, Itronics President, was selected as Nevada’s Inventor of the Year for 2000 and is a member of the Inventor’s Hall of Fame at the University of Nevada, Reno. Itronics was one of five finalists for the 2001 Kirkpatrick Chemical Engineering Award, the most prestigious worldwide award in chemical engineering technologies.

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VISIT OUR WEB SITE: http://www.itronics.com

(Statements in this press release may constitute forward-looking statements and are subject to numerous risks and uncertainties, including the failure to complete successfully the development of new or enhanced products, the Company's future capital needs, the lack of market demand for any new or enhanced products the Company may develop, any actions by the Company's partners that may be adverse to the Company, the success of competitive products, other economic factors affecting the Company and its markets, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. The actual results may differ materially from those contained in this press release. The Company disclaims any obligation to update any statements in this press release.)